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                                                                   EXHIBIT 23(a)



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Texas Instruments Incorporated for the registration of $500,000,000 of securities, and to the incorporation by reference therein of our report dated January 22, 1996, with respect to the consolidated financial statements of Texas Instruments Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                               /s/ Ernst & Young LLP
                                                  ------------------------------

May 8, 1996
Dallas, Texas